Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-228938) and Form S-8 (No. 333-223021) of Quintana Energy Services Inc. of our report dated March 7, 2019 relating to the financial statements, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Houston, Texas
March 7, 2019